SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                             INTER-TEL, INCORPORATED
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                             INTER-TEL, INCORPORATED

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 23, 2002
                    ----------------------------------------

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Inter-Tel, Incorporated (the "Company"), an Arizona corporation, will be held on April 23, 2002, at 10:00 a.m., local time, at the Company's office located at 1615 S. 52nd Street, Tempe, Arizona 85281, for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are duly elected and qualified;

     2. To approve five amendments to the Company's Director Stock Option Plan authorized by our Board of Directors to (a) increase the term of the Director Plan from 10 to 20 years, (b) include in the Director Plan the definition of a "Service Provider" for the reasons set forth in the accompanying Proxy Statement, (c) change the date of the annual grant to directors under the Director Plan to five (5) business days after the re-election of directors at the annual meeting of shareholders, (d) increase each annual option grant from 5,000 to 7,500 shares and (e) increase the term of options granted under the Director Plan from five (5) years to ten (10) years. These amendments do not increase the number of shares authorized for the Director Plan;

     3. To amend the Company's Employee Stock Purchase Plan to increase the number of authorized shares by 500,000 shares for a total of 1,000,000 shares authorized thereunder;

     4. To consider and ratify the appointment of the Company's independent auditors; and

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Each of these items will be discussed at the Annual Meeting with adequate time allotted for shareholder questions.

     Only shareholders of record at the close of business on March 8, 2002 (the "Record Date") are entitled to notice of and to vote at the meeting. A copy of the Company's 2001 Annual Report to Shareholders, which includes certified financial statements, was mailed with this Notice and Proxy Statement on or about March 25, 2002 to all shareholders of record on the record date.

     All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose, or to vote via telephone pursuant to instructions provided on the proxy card. Any shareholder attending the meeting may vote in person even if he or she has previously returned a proxy.

                                   Sincerely,

                                   KURT R. KNEIP,
                                   Secretary

Phoenix, Arizona
March 21, 2002

                             INTER-TEL, INCORPORATED
                               1615 S. 52ND STREET
                              TEMPE, ARIZONA 85281

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                                 PROXY STATEMENT
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                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This Proxy Statement is furnished by Inter-Tel, Incorporated ("Inter-Tel" or the "Company"), for use at the Annual Meeting of Shareholders to be held April 23, 2002 at 10:00 a.m., local time or at any postponement or continuation of the meeting, if applicable, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's office located at 1615 S. 52nd Street, Tempe, Arizona 85281. These proxy solicitation materials were mailed on or about March 22, 2002 to all shareholders entitled to vote at the Annual Meeting.

RECORD DATE AND SHARE OWNERSHIP

     Only shareholders of record at the close of business on March 8, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 24,190,130 shares of the Company's Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of the Company. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

VOTING AND SOLICITATION

     Every shareholder voting at the Annual Meeting for the election of directors may either (i) cumulate such shareholder's votes and give one nominee for director a number of votes equal to (a) the number of directors to be elected, multiplied by (b) the number of shares of the Company's Common Stock held by such shareholder; or (ii) distribute such shareholder's votes on the same principle among as many nominees for director as the shareholder thinks fit, provided that votes cannot be cast for more than five nominees. However, no shareholder will be entitled to cumulate votes for any nominee unless such nominee's name has been placed in nomination prior to the voting and such shareholder, or another shareholder, has given notice at the Annual Meeting prior to the voting for directors of the intention of such shareholder to cumulate such shareholder's votes. On all other matters, one vote may be cast for each share of the Company's Common Stock held by a shareholder.

     A quorum will be present if a majority of the votes entitled to be cast are present in person or by valid proxy. All matters to be considered and acted upon by the shareholders at the Annual Meeting must be approved by a majority of the shares represented at the Annual Meeting and entitled to vote. Consequently, abstentions will have the same legal effect as votes against a proposal. In contrast, broker "non-votes" resulting from a broker's inability to vote a client's shares on non-discretionary matters will have no effect on the approval of such matters.

     If the enclosed proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. Telephone voting will also be allowed pursuant to instructions provided on the proxy card submitted with this proxy.

     The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain of the Company's directors, officers and regular employees, personally or by telephone or telecopier, without additional compensation.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of security holders of the Company that are intended to be presented by such shareholders at the annual meeting of the Company for the fiscal year ending December 31, 2002 must be received by the Company no later than November 24, 2002, in order to be included in the proxy statement and form of proxy relating to such meeting.

INDEPENDENT AUDITORS

     The independent auditors of the Company for the fiscal year ended December 31, 2001 were Ernst & Young LLP. A representative of Ernst & Young LLP will attend the annual meeting for the purpose of responding to appropriate questions.

                     ELECTION OF DIRECTORS (PROPOSAL NO. 1)

NOMINEES. Five directors are to be elected at the meeting. Each nominee named below is currently a director of the Company. In the event that any nominee of the Company becomes unavailable for any reason or if a vacancy should occur before election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them cumulatively, in their discretion, in such a manner as to ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders in their discretion. The term of office of each person elected as a director will continue until the next annual meeting and until his successor has been duly elected and qualified.

     The names of the nominees and certain biographical information relating to the nominees are set forth below.

                                                          Director
Name of Nominees        Age      Current Position(s)       Since
----------------        ---      -------------------       -----

Steven G. Mihaylo       58       Chairman and Chief         1969
                                  Executive Officer
J. Robert Anderson      65       Director                   1997
Jerry W. Chapman        61       Director                   1999
Gary D. Edens           60       Director                   1994
C. Roland Haden         61       Director                   1983

MR. MIHAYLO, the founder of Inter-Tel, has served as Chairman of the Board of Directors of Inter-Tel since September 1983, as President since May 1998 and as Chief Executive Officer since Inter-Tel's formation in July 1969. Mr. Mihaylo served as President of Inter-Tel from 1969 to 1983 and from 1984 to December 1994, and as Chairman of the Board of Directors from July 1969 to October 1982.

MR. ANDERSON has served as one of our directors since February 1997. Mr. Anderson held various positions at Ford Motor Company from 1963 to 1983, serving as President of the Ford Motor Land Development Corporation from 1978 to 1983. He served as Senior Vice President, Chief Financial Officer and as a member of the Board of Directors of The Firestone Tire and Rubber Company from 1983 to 1989, and as Vice Chairman of Bridgestone/Firestone, Inc. from 1989 through 1991. He most recently served as Vice Chairman, Chief Financial Officer and as a member of the Board of Directors of the Grumman Corporation from 1991 to 1994. Mr. Anderson is currently semi-retired, and he is an active leader in various business, civic and philanthropic organizations.

MR. CHAPMAN was elected as one of our directors in December 1999 and previously served as one of our directors in the late 1980's and early 1990's. He served with a local CPA firm from 1963 through 1969, at which time he joined Ernst & Young (then Ernst & Ernst). He became a partner of Ernst & Young in 1977 and, until retiring from the firm in 1989, served as engagement partner on a wide variety of audit, assurance and consulting engagements. Additionally, he managed Ernst & Young's practices in Arizona as well as certain offices in the adjoining southwest states from 1980 through 1989. He then operated his own consulting firm through 1992 and joined Arthur Andersen in 1993 as a partner specializing in providing business consulting services. He retired from Arthur Andersen in 1999 and currently provides services for a small number of clients requiring strategic and market-driven services.

MR. EDENS has served as one of our directors since October 1994. He was a broadcasting media executive from 1970 to 1994, serving as Chairman and Chief Executive Officer of Edens Broadcasting, Inc. from 1984 to 1994, when that corporation's nine radio stations were sold. He is currently President of The Hanover Companies, Inc., an investment firm. He is an active leader in various business, civic and philanthropic organizations.

DR. HADEN has served as one of our directors since 1983. Dr. Haden has been Vice Chancellor and Dean of Engineering of Texas A&M University since 1993. Previously, he was Vice Chancellor of Louisiana State University, Dean of the College of Engineering and Applied Sciences at Arizona State University, and Vice President for Academic Affairs at Arizona State University. He earlier served as department head at the University of Oklahoma. Dr. Haden has served on a number of corporate boards, such as Square D Company and E-Systems, Inc., both then Fortune 500 companies. His Ph.D. is in Electrical Engineering from the University of Texas.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" EACH NOMINEE LISTED ABOVE.

                  AMENDMENTS OF THE DIRECTOR STOCK OPTION PLAN
                                (PROPOSAL NO. 2)

The Company seeks shareholder approval of five amendments to the Inter-Tel, Incorporated Director Stock Option Plan (the "Director Plan").

The Board has adopted five amendments (collectively, the "Amendments") to the Director Plan. These Amendments consist of the following:

     *    Increasing the term of the Director Plan from ten (10) years to twenty
          (20) years, thereby extending the period in which the Company's outside directors are eligible to receive option grants thereunder;
     * Including a "Service Provider" concept in the Director Plan in order to allow grantees under the plan to continue to vest and exercise his or her options so long as such grantee remains a director, employee or consultant of the Company;
     * Changing the date of the annual grant of options to grantees under the Director Plan from five (5) days after the date of the Board meeting held during the third quarter of each year to five (5) days after the date of the re-election of Eligible Directors (defined in the Director
          Plan) at the Company's Annual Meeting of Shareholders to be effective in 2002;
     * Increasing each annual option grant to Eligible Directors by 2,500 shares, from an option to purchase 5,000 shares to an option to purchase 7,500 shares in response to changes in the market for outside directors; and

     * Increasing the term of options granted under the Director Plan from five (5) years to ten (10) years, thereby extending the period in which optionees may exercise their option grants.

DESCRIPTION OF THE DIRECTOR PLAN

The Director Plan provides a means by which the Company is able to attract the best available persons to serve as directors of the Company and to encourage the continued service of such persons on the Board. The Director Plan and form of Stock Option Agreement were filed with the Registrant's Registration Statement on Form S-8 (File No. 33-40353). The description of the material features of the Director Plan is qualified in its entirety by reference to that filing.

Under the Director Plan as currently proposed, the option exercise price is the fair market value of the Common Stock on the relevant grant date. Six (6) months after the date of grant, the option is exercisable. So long as a grantee continues to be a Service Provider, which includes a director, employee or consultant to the Company, the grantee can continue to exercise his or her option. For example, if the grantee ceases to be a director of the company, the grantee can continue to exercise his or her option if the grantee is retained by the Company as an employee or consultant during the period of employment or consultancy. Options granted through 2001 expire five (5) years from the date of grant of the option and options granted after 2001 will expire ten (10) years from the date of grant of the option; provided, however, if the grantee ceases to serve as a Service Provider of the Company, the option may be exercised for seven (7) months after the date he or she ceases to be a Service Provider of the Company. The form of payment of the option exercise price is cash, check, other shares of Common Stock having a fair market value on the date of surrender equal to the option exercise price, or any combination thereof.

On March 8, 2002, the closing price of the Common Stock, as reported on the Nasdaq National Market, was $18.83. The original total amount of shares of Common Stock available for option grants under the Director Plan was 500,000, as adjusted for the October 1997 stock split. As of March 8, 2002, the remaining shares of Common Stock available for option grants under the Director Plan was 185,000.

The following table shows the number of shares of Common Stock underlying the annual stock grants during the 2002 fiscal year under the Director Plan assuming that the Plan is approved by the stockholders and the current composition of the Board does not change:

                                                    Number
                                                  of Shares
                                                  ---------
Non-Executive Director Group (4 persons)            30,000

FEDERAL INCOME TAX CONSEQUENCES

The grant of an option to an Eligible Director under the Director Plan will not produce any taxable income to the Eligible Director, and the Company will not be entitled to a deduction at that time. On the date the Option is exercised, the Eligible Director recognizes ordinary income equal to the difference between the fair market value of the Common Stock at the date of exercise and the exercise price. The Company is entitled to a corresponding tax deduction in the same year in which the Eligible Director recognizes income.

In order to provide continuing incentives to the Company's outside Directors, the Board is requesting that the shareholders approve the Amendments to the Director Plan at the Annual Meeting. Approval of this proposal requires the affirmative vote of the majority of the holders of the outstanding shares of the Company's Common Stock present or represented and entitled to vote thereon. A copy of the Director Plan, marked to show each of the five proposed Amendments, is attached hereto at the end of this proxy as Exhibit A.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ADOPT THE AMENDMENTS TO THE DIRECTOR PLAN AS NOTED ABOVE.

                  AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN
                                (PROPOSAL NO. 3)

The Company seeks shareholder approval of an amendment to the Inter-Tel, Incorporated Employee Stock Purchase Plan (the "Purchase Plan"). In February 2002, the Board of Directors increased the shares of Common Stock reserved for issuance under the Purchase Plan by 500,000 shares, bringing the total shares currently reserved for issuance under the Option Plan to 1,000,000 shares. Proposal No. 3 seeks shareholder approval of the increase in shares reserved under the Purchase Plan.

The purpose of the Purchase Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Purchase Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

Shares purchased by participants will be held in the participants' accounts pursuant to the Purchase Plan for a twelve (12) month holding period following purchase. Upon completion of the holding period, the relevant shares will be transferred to the participants. A total of 500,000 shares, as adjusted for the October 1997 stock split, of Inter-Tel's Common Stock were originally reserved under the Purchase Plan. Of the original shares authorized, 136,670 shares remain available for issuance as of March 2, 2002, prior to shareholder approval of the increase.

In order to provide continuing incentives to employees, the Board is requesting that the shareholders approve the amendment to the Purchase Plan to increase the total shares reserved for issuance under the Purchase Plan from 500,000 to 1,000,000 at the Annual Meeting. Approval of the Purchase Plan requires the affirmative vote of a majority of the votes cast with respect to the proposal. A copy of the Purchase Plan marked to show the proposed amendment is attached at the end of this proxy as Exhibit B.

   THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ADOPT THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN AS NOTED ABOVE.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 4)

     Subject to ratification by the shareholders at the Annual Meeting, the Board of Directors of the Company has reappointed Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2002. Ernst & Young LLP has issued its report, included in the Company's Form 10-K, on the consolidated financial statements of the Company for the year ending December 31, 2001. Ernst & Young LLP has served the Company in this capacity every year that the Company has been publicly traded.

     FEES BILLED BY ERNST & YOUNG LLP DURING FISCAL 2001. The following table sets forth the approximate aggregate fees billed to Inter-Tel during fiscal 2001 by Ernst & Young LLP:

     Audit Fees                                                         $211,000
     Financial Information Systems Design and Implementation Fees             --
     All Other Fees:
          Audit-Related Fees                                              51,000
          Tax-Related Services                                           112,000
                                                                        --------
     Total Fees                                                         $374,000
                                                                        ========

     The Company did not engage Ernst & Young LLP to provide any separate information technology services during the fiscal year ended December 31, 2001. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of the appointment of Ernst & Young LLP.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AS NOTED ABOVE.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table and footnotes thereto set forth the beneficial ownership of Common Stock of the Company as of the Record Date, by (a) each director and nominee for director of the Company who owned shares as of such date, (b) each of the Named Officers (defined below), (c) all directors and executive officers of the Company as a group and (d) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock:

                                                                         SHARES OF COMMON STOCK
                                                                            BENEFICIALLY OWNED

                                                                        NUMBER            RIGHT TO        PERCENT
NAME                                                                 OF SHARES (1)       ACQUIRE (2)     OF TOTAL
----                                                                 -------------       -----------     --------
Steven G. Mihaylo
  1615 S. 52nd Street, Tempe, Arizona, 85281                           5,415,984            96,000          21.7
J. Robert Anderson                                                        30,000            25,000             *
Jerry W. Chapman                                                          17,563            15,000             *
Gary D. Edens                                                             35,000            25,000             *
C. Roland Haden                                                           31,040            10,000             *
Norman Stout                                                             224,119 (3)       175,400             *
Craig W. Rauchle                                                         319,271           292,400           1.3
Jeffrey T. Ford                                                          137,660 (4)        94,000             *
Kurt R. Kneip                                                             89,578 (5)        62,000             *
All directors and executive officers as a group (10 persons)           6,300,215           794,800          25.2

*    Less than 1%.
(1) Determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that all options held by such person (but not those held by any other person) that are exercisable within 60 days from that date have been exercised. All persons named in the table have sole voting and investment power with respect to all shares issuable pursuant to stock options. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
(2) Shares that can be acquired through stock options vested through March 8, 2002, or within 60 days of that date.
(3) With respect to 20,000 of these shares, Mr. Stout shares voting and investment power with his spouse.
(4) With respect to 27,417 of these shares, Mr. Ford shares voting and investment power with his spouse.
(5) With respect to 16,000 of these shares, Mr. Kneip shares voting and investment power with his spouse.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of four regularly scheduled meetings and one special board meeting for a total of five meetings during the fiscal year ended December 31, 2001.

     The Audit Committee of the Board of Directors consisted of directors Chapman, Anderson and Haden, through December 31, 2001. Pursuant to the Audit Committee charter, the Audit Committee reviews, acts and reports to the Board of Directors of the Company on various auditing and accounting matters, including the appointment of the Company's independent accountants, the scope of the Company's annual audits, fees to be paid to the Company's independent accountants, the performance of the Company's independent accountants and the Company's accounting and financial management practices. A report of the Audit Committee is set forth below. The Audit Committee met five times during the last fiscal year. All of the members of the Audit Committee are "independent" members as defined under the listing standards of the National Association of Securities Dealers.

     The Compensation Committee consisted of directors Anderson and Edens through December 31, 2001. The Compensation Committee reviews employee compensation and makes recommendations thereon to the Board of Directors and administers the Company's Stock Incentive Plans. The Compensation Committee also determines, upon review of relevant information, the employees to whom options shall be granted. The Compensation Committee met two times during the last fiscal year. A report of the Compensation Committee is set forth below.

     During the fiscal year ended December 31, 2001, each director attended 100% of the Board meetings with one exception: Dr. Haden did not attend one special board meeting. Each member of the Board who served on one or more of the above-listed committees attended all of the committee(s) on which such director served, in person or by consent.

           AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2001

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and the clarity of the Company's disclosures in the financial statements.

     In addition, the Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. Furthermore, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board, and considered the comparability of non-audit services with the auditors' independence.

     The Audit Committee also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control, and the overall quality of the Company's financial reporting. The Audit Committee held five meetings during the fiscal year ended December 31, 2001.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

AUDIT COMMITTEE: Jerry W. Chapman (Chairman), J. Robert Anderson and Dr. C. Roland Haden. February 11, 2002

                              DIRECTOR COMPENSATION

     We do not pay directors who are also officers of the Company additional compensation for their service as directors. During 2001, compensation for each non-employee director included the following:

DESCRIPTION                                                                      THROUGH 7-23-01       AFTER 7-23-01
-----------                                                                      ---------------       -------------
Each Regularly scheduled Board of Directors meeting attended                          $ 1,000             $ 1,500
Quarterly stipends for members who were not a committee chairman                      $ 4,000             $ 5,000
Quarterly stipends for compensation committee chairman                                $ 4,500             $ 5,500
Quarterly stipends for audit committee chairman                                       $ 5,000             $ 6,000
Each compensation committee meeting attended                                          $   500             $ 1,000
Each audit committee meeting attended                                                 $ 1,000             $ 1,500
Each special meeting of the Board                                                     $ 1,000             $ 1,000

Expenses of attending Board and Committee meetings                                  As incurred         As incurred
Annual stock option grants to purchase shares of Common Stock,                          5,000               5,000
pursuant to the Company's Director Stock Option Plan (as amended), at the market price five days after the date of the Board meeting following the close of the third quarter

OTHER COMPENSATION

     During 2001, the Company did not notify Gary Edens regarding expiring stock options from the Director Stock Option Plan. Accordingly, Mr. Edens did not exercise stock options from two separate grants that expired on May 9, 2001 and October 31, 2001. During February 2002, the Board of Directors approved and paid to Mr. Edens $54,613, representing the difference between the fair market value and the exercise price of vested stock options as of each of the foregoing option termination dates. Mr. Edens was not present during the Board discussions of this issue and did not vote thereon.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table summarizes compensation earned for services rendered to the Company during the fiscal years 2001, 2000 and 1999 by the Chief Executive Officer and the four other most highly compensated executive officers of the Company who were serving as executive officers of the Company at the end of 2001 and whose aggregate salary and bonus in fiscal 2001 exceeded $100,000 (the Named Executive Officers).

                           SUMMARY COMPENSATION TABLE

                                                                                Long-Term
                                                                              Compensation
                                                                                 Awards
                                                                               -----------            All
                                                                               Securities            Other
                                                  Salary         Bonus         Underlying        Compensation
Name and Position                     Year         ($)            ($)          Options (#)          ($) (1)
-----------------                     ----         ---            ---          -----------          -------
      (a)                             (b)          (c)            (d)              (g)                (i)
Steven G. Mihaylo                     2001       300,000             0                0              6,000
   Chairman and Chief                 2000       300,000             0                0              6,000
   Executive Officer                  1999       300,000             0                0              6,000

Norman Stout                          2001       300,000             0          372,000             16,466
   Exec. Vice President and           2000       298,462             0                0             47,012
   Chief Administrative Officer       1999       257,692       113,271                0              9,835

Craig W. Rauchle                      2001       300,000             0          372,000             15,796
   Exec. Vice President and           2000       298,462             0                0             14,996
   Chief Operating Officer            1999       257,692       113,271                0             11,773

Jeffrey T. Ford                       2001       221,157             0           40,000              5,100
   Sr. Vice President and             2000       190,316             0           15,000              4,841
   Chief Technology Officer           1999       172,692        73,959                0              2,500

Kurt R. Kneip                         2001       150,000             0           20,000              4,500
   Vice President and                 2000       149,615             0            5,000              5,013
   Chief Financial Officer            1999       138,461        17,500                0              2,500

(1) The Company contribution under its 401(k) Retirement Plan for 2001 is estimated to be $5,100 each for Messrs. Stout, Rauchle and Ford; and $4,500 for Mr. Kneip. Messrs. Mihaylo, Stout and Rauchle each received auto allowances of $6,000 during 2001. Messrs. Stout and Rauchle received reimbursements of $5,366 and $4,696, respectively, for club dues and expenses.
(2)  No compensation is present under omitted columns (e), (f) and (h).

     The following tables below set forth information concerning stock options held or acquired by each of the Named Executive Officers during the year ended December 31, 2001:

                     AGGREGATED OPTION EXERCISES IN 2001 AND
                         DECEMBER 31, 2001 OPTION VALUES

                                                          Number of
                                                         Unexercised       Value of in-the-money
                                                           Options               options
                                                       At December 31,        At December 31,
                              Shares                     2001 (#)(1)              2001 ($)
                             Acquired       Value      ---------------     ----------------------
                           on Exercise    Realized       Exercisable/          Exercisable/
Name                           (#)         ($) (2)      Unexercisable          Unexercisable
----                       -----------    --------     ---------------     ----------------------
 (a)                           (b)           (c)             (d)                    (i)
Steven G. Mihaylo                 0             0      96,000 /  48,000    1,083,120 /   541,560
Norman Stout                      0             0     101,000 / 436,000      129,120 / 3,690,715
Craig W. Rauchle              1,829        17,261     218,000 / 404,000    2,726,773 / 3,965,675
Jeffrey T. Ford                   0             0      88,400 /  69,600    1,037,183 /   579,127
Kurt R. Kneip                 2,329        36,565      56,000 /  32,000      779,945 /   324,790

(1) Of the options noted, Mr. Stout was granted 5,000 of the exercisable stock options while Mr. Stout was a director of the Company, prior to his election as an officer of the Company.
(2) Net shares acquired upon exercise by Mr. Rauchle totaled 1,829 (28,495 shares less 26,666 shares surrendered to effect a cashless exercise, including withholding for income taxes). Value realized equals the net shares acquired by the stock price on the date of issuance of the net shares. Net shares acquired upon exercise by Mr. Kneip totaled 2,329 (3,500 shares less 1,171 shares surrendered to effect a cashless exercise). Value realized equals the net shares acquired by the stock price on the date of issuance of the net shares.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           Potential Realizable Value
                     Number of                                                               at Assumed Annual Rates
                     Securities      Percent of Total                                      of Stock Price Appreciation
                     Underlying      Options Granted                                            for Option Terms (3)
                      Options          To Employees          Exercise       Expiration     ----------------------------
Name                  Granted       In Fiscal Year (1)     Price ($/Sh)      Date (2)        5%($)             10%($)
----                  -------       ------------------     ------------     ----------     ----------        ----------
Norman Stout          175,000               8.7%             $  9.125        2/27/2011     $1,004,266        $2,545,007
Norman Stout          197,000               9.8%             $   9.89        4/30/2011     $1,225,294        $3,105,136
                      -------              ----                                            ----------        ----------
  Subtotal            372,000              18.5%                                           $2,229,560        $5,650,144

Craig W. Rauchle      175,000               8.7%             $  9.125        2/27/2011     $1,004,266        $2,545,007
Craig W. Rauchle      197,000               9.8%             $   9.89        4/30/2011     $1,225,294        $3,105,136
                      -------              ----                                            ----------        ----------
  Subtotal            372,000              18.5%                                           $2,229,560        $5,650,144

Jeffrey T. Ford        20,000               1.0%             $9.03125         3/9/2011     $  113,594        $  287,870
Jeffrey T. Ford        20,000               1.0%             $   9.89        4/30/2011     $  124,395        $  315,242
                      -------              ----                                            ----------        ----------
  Subtotal             40,000               2.0%                                           $  237,989        $  603,112

Kurt R. Kneip          20,000               1.0%             $9.03125         3/9/2011     $  113,594        $  287,870

-----------------------------------------------------------------------------------------------------------------------------
Increase in market value of the Company's  Common Stock for all  stockholders at        5% (to $31.31/sh)  10% (to $49.85/sh)
assumed  annual rates of stock price  appreciation  (as used in the table above)         $138.7 million      $351.4 million
from $19.22 per share,  over the ten-year  period,  based on 24.2 million shares outstanding on December 31, 2001.
-----------------------------------------------------------------------------------------------------------------------------

(1) The Company granted options to purchase 2,007,500 shares of Common Stock to employees and directors in fiscal 2001 pursuant to the Company's 1994 and 1997 Long Term Incentive Plans, Acquisition Stock Option Plan and Director Stock Option Plan, in each case as amended. The above listed executive officer option grants vest at a rate of 20% per year on the anniversary of the grant date. All Director Stock Option Plan grants vest six months from the date of grant. The exercise price for each option to purchase Common Stock equals the fair market value of the Common Stock on the date of such grant.

(2) The term of each option is ten years. Options may terminate before their expiration upon the termination of the optionee's status as an employee or consultant, or upon the death of the optionee.
(3) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of 62.9% (at 5% per year) and 159.4% (at 10% per year). The assumed annual rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock price growth. Actual gains, if any, on stock option exercises are dependent upon the Company's future financial performance, overall market conditions and the option holders' continued employment or consultancy through the vesting period.

       COMPENSATION COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2001

EXECUTIVE COMPENSATION PRINCIPLES

     The Company's Compensation Committee's responsibilities include determining the cash and non-cash compensation of executive officers. The Compensation Committee's policy regarding compensation of the Company's executive officers is to provide generally competitive salary levels and compensation incentives in order to attract and retain individuals of outstanding ability; to recognize and reward individual performance and the performance of the Company; and to support the Company's primary goal of increasing shareholder value. Through 2001, non-cash compensation had been limited to stock option grants to purchase Common Stock at fair market value at the grant date. All executive officers and some employees of the Company participate in such stock incentive plans. All options to purchase Common Stock were granted with exercise prices equal to the fair market value of the Common Stock on the date of grant. These plans are designed to attract and retain qualified personnel and to tie their performance to the enhancement of shareholder value. Certain stock options granted to Named Executive Officers in 1997 include market price "hurdles" which must be met in order to accelerate the stock option vesting provisions. These stock options vest at a rate of 20% per year from the grant date only if the market price of the Company's Common Stock increases at a rate of at least 30% per year from the exercise price. Options that do not vest pursuant to this accelerated vesting provision vest at the end of either four or five years from the date of grant.

     Executive officers, together with other permanent Inter-Tel employees, may also participate in the Company's 401(k) Thrift Savings Plan, the Inter-Tel Employee Stock Purchase Plan and the Inter-Tel Employee Stock Ownership Plan.

     During 1999, each of the Named Executive Officers and other officers and selected employees of the Company were offered loans to acquire the Company's Common Stock. Promissory Notes were established to cover the cost of exercise of stock options, including applicable taxes, or the cost of the Company's Common Stock purchased in the open market during May and June of 1999. The loans are interest-only notes with balloon payments due or before March 15, 2004. The loans bear interest at the mid-term applicable federal interest rate, compounded annually. Interest payments are due on or before March 15 of each anniversary beginning on March 15, 2000. The notes are full recourse loans and the Company retains the Common Stock certificates as collateral. Messrs. Mihaylo and Kneip each paid off their respective loans in full during 1999. Messrs. Stout, Rauchle and Ford each continue to participate in the loan program. The following table sets forth the details of the stock option loans for each of the Named Executive Officers through December 31, 2001.

                                                          Life-to-date           Principal and               Loan
                                   Original Stock            Accrued           Interest Payments          Balance at
Name                              Loan Balance ($)        Interest (a)        Through 12-31-01(b)        12-31-01 (c)
----                              ----------------        ------------        -------------------        ------------
Steven G. Mihaylo                      471,117                4,253                 475,370                       0
Norman Stout                           266,026               38,584                  28,634                 275,976
Craig W. Rauchle                       106,816               15,501                  11,506                 110,811
Jeffrey T. Ford                        110,024               15,954                  11,838                 114,140
Kurt R. Kneip                           35,921                  159                  36,080                       0

(a) Accrued interest is the lesser of the amount accrued through December 31, 2001 or date of loan payoff.
(b) Messrs. Mihaylo and Kneip paid all outstanding principal and interest amounts due under their respective loans on July 29, 1999 and June 26, 1999, respectively. Messrs. Stout, Rauchle and Ford paid interest on their loans on the annual March 15 due date. Mr. Rauchle made a principal payment of $34,589 on March 15, 2002 that is not reflected in the table above.

(c)  Loan balance includes accrued interest through December 31, 2001.

     Two of the Company's executive officers received loans from Inter-Tel during 1999 to acquire common stock in Cirilium, a company formed during 1999 that is jointly owned by Inter-Tel and Hypercom Corporation. Norman Stout and Craig Rauchle received loans on December 29, 1999 of $250,000 and $200,000, respectively, to acquire 375,000 and 300,000 shares, respectively, of voting common stock of Cirilium. The Promissory Notes are interest-only notes with balloon payments due or before March 15, 2004. The loans bear interest at the mid-term applicable federal interest rate, compounded annually. Interest payments are due on or before March 15 of each anniversary beginning on March 15, 2000. The notes are full recourse loans and the Company retains the Cirilium common stock certificates as collateral. The following table sets forth the details of the Cirilium loans through December 31, 2001.

                                                          Life-to-date           Principal and               Loan
                                   Original Stock            Accrued           Interest Payments          Balance at
Name                              Loan Balance ($)          Interest          Through 12-31-01(a)        12-31-01 (b)
----                              ----------------          --------          -------------------        ------------
Norman Stout                            250,000              28,154                 18,803                  259,351
Craig W. Rauchle                        200,000              22,523                 15,042                  207,481

a) Mr. Stout made a principal payment of $126,026 on March 1, 2002 that is not reflected in the table above, reducing his outstanding principal loan balance to $123,974. Mr. Rauchle made a principal payment of $76,026 on March 15, 2002 that is not reflected in the table above, reducing his outstanding principal loan balance to $123,974. Messrs. Stout and Rauchle paid interest on their loans on the annual March 15 due date.
b)   Loan balance includes accrued interest through December 31, 2001.

     The Compensation Committee intends to continue to consider expansion of executive compensation to include deferred cash and equity-based compensation integrated with the attainment of specific long-term performance goals and shareholder value enhancement.

EXECUTIVE COMPENSATION PROGRAM FOR KEY EXECUTIVES

     The total compensation program for executives includes both cash and equity-based compensation. The Compensation Committee determines the level of salary for executive officers and determines the salary or salary ranges based upon periodic reviews of base salary levels for comparable officer positions in similar companies of comparable size and capitalization. Salary changes are based upon the Compensation Committee's assessment of the executive's performance and the scope and complexity of the position held.

     At the beginning of 2001, the Compensation Committee considered the Company's target earnings per share goals and the business plans of the Company. Consideration included past and anticipated performance, new product and market expectations, assets employed and similar factors. The Compensation Committee set earnings per share performance levels for the consolidated Company, upon which incentives were placed for each of the executives. Cash bonus awards, based upon meeting or exceeding such performance levels and limited to a percentage of base salary, were set for each executive officer. With the exception of Mr. Ford, Named Executive Officer bonuses were based entirely on Inter-Tel earnings per share targets. Fifty percent of the performance award opportunity for Mr. Ford was based on earnings and specific measurements of his operating segment of the Company, and fifty percent was based on Inter-Tel earnings per share targets. Maximum bonus awards, ranging from 50% to 100% of annual base compensation were set for the Named Executive Officers.

     As indicated above, annual cash bonus awards are integrated with performance against specific earnings per share goals set forth in the Company's business plan. Performance benchmarks are tied to the specific earnings per share performance of the Company. The performance levels were not achieved during 2001 for any of the Named Executive Officers. Accordingly, no bonuses were earned for 2001 for any of these executives.

CHIEF EXECUTIVE OFFICER

     The Chief Executive Officer's salary for 2001 was determined based upon periodic reviews of the salaries of Chief Executive Officers of similar companies of comparable size and capitalization and upon a review of the Chief Executive Officer's performance against the Company's 2000 performance. The Compensation Committee determined the CEO's 2001 bonus opportunity based on similar Company consolidated earnings performance criteria used to determine bonuses for the other executive officers. Because the performance criteria were not achieved during 2001, Mr. Mihaylo earned no bonus for 2001. No stock options were granted to Mr. Mihaylo to purchase Inter-Tel stock during 2001.

COMPENSATION COMMITTEE: J. Robert Anderson (Chairman) and Gary D. Edens.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                  AMONG INTER-TEL, PEER GROUP AND NASDAQ MARKET

     The following graph compares the cumulative total return of the Company's Common Stock with the Nasdaq Composite Index and a self-determined peer group index from December 1996 to December 2001. The Common Stocks of the peer group companies have been included on a weighted basis to reflect the relative market capitalization at the end of each period shown. As Mitel Corp. (Mitel) is no longer a publicly traded company, Inter-Tel selected Avaya, Inc. (Avaya) as a member of our self-determined peer group in place of Mitel, from the date of Avaya's inception (September 18, 2000). The graph below presents data for the self-determined peer group only, as information is no longer available for Mitel.

                                  [LINE GRAPH]

                                     LEGEND

Description                           12/31/96  12/31/97  12/29/98  12/31/99  12/31/00  12/31/01
-----------                           --------  --------  --------  --------  --------  --------
INTER-TEL, INCORPORATED                 100.0    203.95    246.05    263.16     80.93    202.32
Nasdaq Composite Index                  100.0    121.64    169.84    315.20    191.36    151.07
Self-Determined Peer Group (1)          100.0    136.08    109.54     67.27     35.31     49.18

(1) Companies in the Self-Determined Peer Group: COMDIAL CORP, AVAYA INC. and NORSTAN INC.

Notes:
     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D.   The index level for all series was set to $100.0 on 12/31/96.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Please refer to "Executive Compensation Principles" above for information regarding loans offered to Named Executive Officers to acquire the Company's Common Stock.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and ten percent shareholders were complied with, except that Mr. Chapman's Form 3 due after his election to the Board of Directors in December 1999 was not timely filed and his Form 5 with respect to a transaction in December 1999 was not timely filed.

OTHER MATTERS

     The Board of Directors is not aware of any matters that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named on the accompanying Proxy will have the authority to vote on those matters in accordance with their own judgment.

                                 By Order of the Board of Directors


                                 Kurt R. Kneip, Secretary
                                 March 21, 2002

                                    EXHIBIT A

               INTER-TEL, INCORPORATED DIRECTOR STOCK OPTION PLAN
                                 *(As Amended)*

     1. PURPOSES OF THE PLAN. The purposes of this Directors' Stock Option Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to Directors of the Company to serve as Directors and to encourage their continued service on the Board.

     All options granted hereunder shall be "nonstatutory stock options."

     2. DEFINITIONS. As used herein, the following definitions shall apply:

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "Common Stock" shall mean the Common Stock of the Company.

          (d)  "Company"   shall  mean  Inter-Tel,   Incorporated,   an  Arizona
Corporation.

          (e) "Consultant" shall mean any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary of the Company to render services to such entity.

          (f) "Continuous Status as a Service Provider" shall mean the absence of any interruption or termination of service as a Service Provider.

          *(g) "Director" shall mean a member of the Board.*

          *(h)* [(m)] *"Eligible Director" shall mean Directors excluding the Chairman of the Board and Employee Directors first elected or nominated after the date of the adoption of the Plan.*

          ([g]*i*) "[Director]*Employee*" shall mean [a member of the Board. (h) "Employee" shall mean] any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

          ([i]*j*) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          ([j]*k*) "Option" shall mean a stock option granted pursuant to the Plan.

          ([k]*l*) "Optioned Stock" shall mean the Common Stock subject to an Option.

          ([l]*m*) "Optionee" shall mean an Eligible Director who receives an Option.

          [(m) "Eligible Director" shall mean Directors excluding the Chairman of the Board and Employee Directors first elected or nominated after the date of the adoption of the Plan.]

          (n) "Parent" shall mean a "parent corporation" whether now or hereafter existing, as defined in Section 425(a) of the Code.

          (o) "Plan" shall mean this Director Stock Option Plan.

          *(p)  "Service   Provider"   shall  mean  an  Employee,   Director  or
Consultant.*

Note: Text appearing in [brackets] is deleted text.
      Text appearing between *asterisks* is added text.

          (q) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (r) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 425(f) of the Code.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 500,000 Shares of Common Stock. The Shares may be authorized, or reacquired Common Stock.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. If Shares which were acquired under exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

     4. ADMINISTRATION OF AND GRANTS OF OPTIONS UNDER THE PLAN.

          (a) ADMINISTRATOR. Except as otherwise required herein, the Plan shall be administered by the Board.

          (b) PROCEDURE FOR GRANTS. All grants of Options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

               (i) No person shall have any discretion to select which Eligible Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Eligible Directors.

               (ii) Each Eligible Director shall be automatically granted an Option to purchase [5,000] *7,500* Shares upon the date five (5) days after the date (on or after the effective date of this Plan) on which such person became a Director, whether through election by the Shareholders of the Company or appointment by the Board of Directors to fill a vacancy.

               (iii) Each Eligible Director shall  automatically  receive,  five
(5) days after the date of his or her reelection in 1996 only, an Option to purchase [5,000] *7,500* additional Shares of the Company's Common Stock. Beginning in 1996, and continuing annually thereafter, each Eligible Director shall automatically receive, five days after the *Company's annual* meeting of [the Board of Directors for the Company's third quarter of each year, but in no event later than the thirtieth (30th) of November of each year] *stockholders*, an Option to purchase [5,000] *7,500* additional Shares of the Company's Common Stock.

               (iv) Each Eligible Director shall receive a one-time automatic grant, upon the date of adoption of the Plan, of an Option to purchase [5,000] *7,500* Shares of the Company's Common Stock.

               (v) The terms of an Option granted hereunder shall be as follows:

                    (A) The term of the Option shall be [five] *ten* ([5] *10*) years; provided, however, if the Eligible Director ceases to be a Service Provider, the Option may be exercised for seven (7) months as provided in Sections 9(b) and (c) below.

                    (B) The Option shall be exercisable only while the Eligible Director remains a Service Provider of the Company, except as set forth in
Section 9 hereof.

                    (C) The exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Option.

                    (D) Options granted under the Plan shall become exercisable six (6) months after the date of grant.

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      Text appearing between *asterisks* is added text.

          (c) POWERS OF THE BOARD. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per Share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations deemed necessary or available for the administration of the Plan.

          (d) EFFECT OF THE BOARD'S DECISION. All decisions, determination and interpretations of the Board shall be final and binding on all Optionees and any other holder of any Options granted under the Plan.

          (e) SUSPENSION OR TERMINATION OF OPTION. If the Chief Executive Officer of the Company or his designee reasonably believes that an Optionee has committed an act of misconduct, the Chief Executive Officer may suspend the Optionee's right to exercise any Option pending a determination of the Board of Directors (excluding the Eligible Director accused of such misconduct). If the Board of Directors (excluding the Eligible Director accused of such misconduct) determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his estate shall be entitled to exercise any Option whatsoever. In making such determination, the Board of Directors (excluding the Eligible Director accused of such misconduct) shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee's behalf at a hearing before a committee of the Board.

     5. ELIGIBILITY. Options may be granted only to Eligible Directors. All Options shall be automatically granted in accordance with the terms set forth in
Section 4(b) hereof.

     The Plan shall not confer upon any Optionee any rights with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his directorship at any time.

     6. TERM OF PLAN. The Plan shall become effective upon the earlier of (i) its adoption by the Board or (ii) its approval by the Shareholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of [ten] *twenty* ([10] *20*) years unless sooner terminated under
Section 13 of the Plan.

     7. TERM OF OPTION. The term of each Option shall be [five] *ten* ([5] *10*) years from the date of grant thereof; provided, however, if the Eligible Director ceases to be a Service Provider, the Option may be exercised for seven
(7) months as provided in Sections 9(b) and (c) below.

     8. EXERCISE PRICE AND CONSIDERATIONS.

          (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the Date of the grant of the Option.

          (b) FAIR MARKET VALUE. The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the closing bid price of the Common Stock in the over-the-counter market on the date of grant, as reported in THE WALL STREET JOURNAL (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ" System) or, in the event the Common Stock is traded on the NASDAQ National Market System or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or exchange on the date of grant of the Option, as reported in THE WALL STREET JOURNAL.

Note: Text appearing in [brackets] is deleted text.
      Text appearing between *asterisks* is added text.

          (c) FORM OF CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, which, if acquired from the Company, shall have been held for at least six months, or any combination of such methods of payment.

     9. EXERCISE OF OPTION.

          (a) PROCEDURE FOR EXERCISING RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof; provided, however, that no Options shall be exercisable until Shareholder approval of the Plan in accordance with Section 17 hereof has been obtained.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Options by the persons entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Stock Certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a Shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Certificate is issued, except as provided in
Section 11 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for the purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) TERMINATION OF STATUS AS A SERVICE PROVIDER. If an Eligible Director ceases to be a Service Provider, for any reason other than death, he may, but only within seven (7) months after the date he ceased to be a Service Provider of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise an Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (c) DEATH OF OPTIONEE. Notwithstanding the provisions of Section 9(b) above, in the event of the death of an Optionee:

               (i) during the term of the Option who is at the time of his death a Service Provider of the Company and who shall have been in Continuous Status as a Service Provider since the date of grant of the Option, the Option may be exercised, at any time within seven (7) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as a Service Provider for six (6) months after the date of death; or

               (ii) within thirty (30) days after the termination of Continuous Status as a Service Provider, the Option may be exercised, at any time within seven (7) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that has been accrued at the date of termination.

     10. NONTRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee.

Note: Text appearing in [brackets] is deleted text.
      Text appearing between *asterisks* is added text.

     11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the Shareholders of the Company, the number of Shares of Common Stock covered by such outstanding Option, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common
Stock resulting from a stock split, reverse stock split, stock dividend, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock affected without receipt of consideration by the Company, such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of Shares of stock of any class or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option.

     In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of the date fixed by the Board and give such Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or, an equivalent Option (with the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option) shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation refuses to assume the Option or to substitute an equivalent Option, the Board shall, in lieu of such assumption or substitution, provide that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the option will terminate upon the expiration of such period.

     12. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Eligible Director to whom an Option is so granted within a reasonable time after the date of such grant.

     13. AMENDMENT AND TERMINATION OF THE PLAN.

          (a) AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the Plan may not be amended within six (6) months of adoption other than amendments to comply with tax laws and further provided that any revisions or amendments requiring approval of the Shareholders of the Company under the Code or Rule 16b-3 promulgated under the Securities Act of 1933 shall be approved by such Shareholders in the manner described in Section 17 of the Plan.

          (b) STOCKHOLDER APPROVAL. Stockholder Approval of any amendment requiring stockholder approval under Section 13(a) of the Plan shall be solicited as described in Section 17(b) of the Plan.

          (c) EFFECT OF AMENDMENT OR TERMINATION. Except as provided in Section 11, any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     14. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant

Note: Text appearing in [brackets] is deleted text.
      Text appearing between *asterisks* is added text.

thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for an investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which requisite authority shall not have been obtained.

     15. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     16. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Board shall approve.

     17. SHAREHOLDER APPROVAL.

          (a) Adoption of the Plan shall be subject to approval by the Shareholders of the Company within one year of Board approval of the Plan. If such Shareholder approval is obtained by written consent, it may be obtained by the unanimous written consent of the holders of the outstanding shares of the Company. If such Shareholder approval is obtained at a duly held Shareholders' meeting, it may be obtained by the affirmative vote of the holders of the outstanding shares of the Company present or represented and entitled to vote thereon.

          (b) Any required approval of the Shareholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

     18. INFORMATION TO OPTIONEES. The Company shall provide each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports to Shareholders, proxy statements and other information provided to all Shareholders of the Company.

Note: Text appearing in [brackets] is deleted text.
      Text appearing between *asterisks* is added text.

                                    EXHIBIT B
            INTER-TEL, INCORPORATED 1997 EMPLOYEE STOCK PURCHASE PLAN
                                 *(As Amended)*

     1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2. DEFINITIONS.

          (a) "BOARD" shall mean the Board of Directors of the Company.

          (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "COMMON STOCK" shall mean the Common Stock of the Company.

          (d) "COMPANY" shall mean Inter-Tel, Inc., an Arizona corporation, and any Designated Subsidiary of the Company.

          (e) "COMPENSATION" shall mean all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

          (f) "DESIGNATED SUBSIDIARY" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (g) "EMPLOYEE" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

          (h)  "ENROLLMENT  DATE"  shall  mean the  first  day of each  Offering
Period.

          (i) "EXERCISE DATE" shall mean the last day of each Offering Period.

          (j) "FAIR MARKET VALUE" shall mean, as of any date, the value of Common Stock determined as follows:

               (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable, or;

               (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

               (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (k) "Holding Period" shall mean a period of twelve (12) calendar months beginning on the Exercise Date during which (i) shares purchased by the Participant under the Plan may not be sold, traded, transferred, pledged or otherwise hypothecated and (ii) these shares are held by the Company in the Participant's account.

Note: Text appearing in [brackets] is deleted text.
      Text appearing between *asterisks* is added text.

          (l) "OFFERING PERIOD" shall mean a period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after June 1, 1997 and terminating on the last Trading Day in the period ending the following November 30, 1997, or commencing on the first Trading Day on or after December 1, 1997 and terminating on the last Trading Day in the period ending the following May 30, 1997. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

          (m) "PLAN" shall mean this Employee Stock Purchase Plan.

          (n) "PURCHASE PRICE" shall mean an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

          (o) "RESERVES" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

          (p) "SUBSIDIARY" shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          (q) "TRADING DAY" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

     3. ELIGIBILITY.

          (a) Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4. OFFERING PERIODS. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after June 1 and *December 1* [May 1] each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 21 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

     5. PARTICIPATION.

          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit 1 to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

          (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

Note: Text appearing in [brackets] is deleted text.
      Text appearing between *asterisks* is added text.

     6. PAYROLL DEDUCTIONS.

          (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

          (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

          (c) A participant may discontinue his or her participation in the Plan as provided in Section 11 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 11 hereof.

          (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 11 hereof.

          (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

     7. GRANT OF OPTION. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than two thousand (2000) shares (subject to any adjustment pursuant to Section 20), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to
Section  11  hereof.  The Option  shall  expire on the last day of the  Offering
Period.

     8. EXERCISE OF OPTION. Unless a participant withdraws from the Plan as provided in Section 11 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in
Section 11 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her. Shares purchased shall be issued subject to the Holding Period, as described in Section 9.

     9. HOLDING PERIOD

Note: Text appearing in [brackets] is deleted text.
      Text appearing between *asterisks* is added text.

          Shares purchased by the participant will be held in the participant's account pursuant to the Plan for the duration of a twelve (12) month Holding Period.

          The Holding Period will commence on the first day following the Exercise Date and end after twelve (12) calendar months after the Exercise Date. Upon completion of the Holding Period, the relevant shares will be transferred to the participant.

          Notwithstanding the foregoing, the Holding Period shall lapse in the event of a sale of all or substantially all of the Company's assets or a merger with or into another corporation.

     10. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

     11. WITHDRAWAL.

          (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit 2 to this Plan. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

          (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

     12.  TERMINATION  OF  EMPLOYMENT.  Upon a  participant's  ceasing  to be an
Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 16 hereof, and such participant's option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

     13. INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

     14. STOCK.

          (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be *one million
(1,000,000)* [five hundred thousand (500,000)] shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 20 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

          (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

          (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

Note: Text appearing in [brackets] is deleted text.
      Text appearing between *asterisks* is added text.

         15. ADMINISTRATION. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

     16. DESIGNATION OF BENEFICIARY.

          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     17. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 16 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 11 hereof.

     18. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     19. REPORTS. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

     20. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE.

          (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase per Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common
Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

Note: Text appearing in [brackets] is deleted text.
      Text appearing between *asterisks* is added text.

          (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Offering Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

          (c) MERGER OR ASSET SALE. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"). The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 11 hereof.

     21. AMENDMENT OR TERMINATION.

          (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 20 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

          (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     22. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     23. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     24. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 21 hereof.

Note: Text appearing in [brackets] is deleted text.
      Text appearing between *asterisks* is added text.

             INTER-TEL, INCORPORATED ANNUAL MEETING OF SHAREHOLDERS
                       TUESDAY, APRIL 23, 2002, 10:00 A.M.
                    1615 S. 52ND STREET, TEMPE, ARIZONA 85281

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 23, 2002.
The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3, 4 AND 5. By signing the proxy, you revoke all prior proxies and appoint Kurt R. Kneip, Jeffrey T. Ford and Norman Stout, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

THERE ARE THREE  WAYS TO VOTE YOUR  PROXY.  YOUR  INTERNET  OR  TELEPHONE  VOTES
AUTHORIZE THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

1.  VOTE BY INTERNET -- WWW.EPROXY.COM/INTL/ -- QUICK *** EASY *** IMMEDIATE
     * Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 22, 2002.
     * You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot

2.  VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE
     * Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. on April 22, 2002.
     * You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
     *    Follow the simple instructions the voice provides you.

3.  VOTE BY MAIL
    Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Inter-Tel, Incorporated, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

    IF YOU VOTE BY INTERNET OR BY PHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 AND 5.

1.  Election of directors:

    01 Steven G. Mihaylo                         04 Gary D. Edens
    02 J. Robert Anderson                        05 C. Roland Haden
    03 Jerry W. Chapman

    Vote FOR all nominees (except as marked)     Vote WITHHELD from all nominees

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
     WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                             ___________________________________


2.   To  approve  the  five   amendments   to  the     For    Against    Abstain
     Director Stock Option Plan Abstain

3.   To approve an amendment of the Employee Stock     For    Against    Abstain
     Purchase Plan to increase the number of authorized shares by 500,000 shares.

4.   To consider and ratify the appointment of the     For    Against    Abstain
     Company's independent auditors.

5.   To  transact  such  other   business  as  may     For    Against    Abstain
     properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box  Indicate changes below:

Date: _____________________________

Signature(s) in Box: _____________________________________________

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

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